UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 30, 2008
Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On October 31, 2008, Barbara S. Jeremiah was elected to the Board of Directors (the “Board”) of Allegheny Technologies Incorporated (the “Company”) as a Class II director, effective immediately. In connection with the election of Ms. Jeremiah, the number of directors constituting the Board was increased from eight to nine. Effective as of the same date, Ms. Jeremiah was appointed to serve on the Audit Committee and the Technology Committee of the Board. Ms. Jeremiah will stand for election at the Company’s 2009 Annual Meeting of Stockholders.
     Ms. Jeremiah is Executive Vice President and Chairman’s Counsel of Alcoa, Inc. The Board has determined that Ms. Jeremiah is an independent director under applicable New York Stock Exchange listing requirements and the Company’s categorical Board independence standards, which are set forth in the Company’s Corporate Governance Guidelines.
     As a non-employee director of the Board, Ms. Jeremiah will receive the standard compensation paid to other non-employee directors for service on the Board and pro rata compensation for her service as a director in 2008, which includes 972 shares of restricted stock granted to Ms. Jeremiah on October 31, 2008 upon her election to the Board.
     There were no arrangements or understandings between Ms. Jeremiah and any other person pursuant to which Ms. Jeremiah was elected as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Ms. Jeremiah that are required to be disclosed by Item 404(a) of Regulation S-K.
     The Company issued a press release on November 3, 2008 to announce the election of Ms. Jeremiah to the Board. The press release is set forth in its entirety and attached as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.
(e) On October 30, 2008, the Personnel and Compensation Committee of the Board (the “Committee”) approved an increase in base compensation for Terry L. Dunlap, Group President, ATI Flat-Rolled Products and ATI Allegheny Ludlum Business Unit President, from $385,000 per year to $400,000 per year, effective November 1, 2008. Also on October 30, 2008, the Committee approved a form of letter agreement with Jon D. Walton, Executive Vice President, Human Resources, Chief Legal and Compliance Officer, General Counsel and Corporate Secretary, by which the Company agrees to pay him (or his beneficiary) a number of monthly installments, each in the amount of one half of his monthly base compensation measured at the date of his retirement, equal to the number of months that Mr. Walton remains an employee of the Company after his 65th birthday. Such monthly installments will commence after all payments due to him under the Company’s Supplemental Pension Plan have been made.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Press release dated November 3, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED
By:	/s/ Jon D. Walton
Jon D. Walton
Executive Vice President, Human Resources, Chief Legal and Compliance Officer

Dated: November 3, 2008

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated November 3, 2008.